UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

Onex Direct Lending BDC Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01405	86-3687484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

930 Sylvan Avenue Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 541-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Termination of A&R Revolving OCF II Loan Agreement

On January 29, 2026, the Board of Trustees of Onex Direct Lending BDC Fund (the “Company”) approved the Company’s termination of the amended and restated revolving loan agreement (“A&R Revolving OCF II Loan”) between the Company and Onex Credit Finance II Corporation, a subsidiary of the ultimate parent entity of the investment adviser of the Company.

Entry into Revolving OUSH Loan Agreement

On January 29, 2026, the Company entered into a revolving loan agreement (“Revolving OUSH Loan”) with Onex US Holdings LLC, a subsidiary of the ultimate parent entity of the investment adviser of the Company. The Revolving OUSH Loan is intended to provide the Company with the ability to fund investments, pay related costs and expenses and general corporate purposes.

The description above is only a summary of the material provisions of the Revolving OUSH Loan and does not purport to be complete and is qualified in its entirety by reference to the provisions in the Revolving OUSH Loan, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Revolving Loan Agreement, dated January 29, 2026, by and between Onex Direct Lending BDC Fund and Onex US Holdings LLC*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEX DIRECT LENDING BDC FUND

Date: January 30, 2026	By:	/s/ Albert Siu
	Name: Title:	Albert Siu Chief Financial Officer and Treasurer